UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2008

En Pointe Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28052	75-2467002
(Commission File Number)	(I.R.S. Employer Identification No.)

18701 Figueroa Street Gardena, California	90248
(Address of principal executive offices)	(Zip Code)

(310) 337-5200
Registrant’s telephone number, including area code

_____________________Not Applicable____________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2008, En Pointe Technologies, Inc. (the "Company") and En Pointe Technologies Sales, Inc. (“EPTS”), a wholly-owned subsidiary, entered into a Master Services Agreement (the “MSA”) with En Pointe Global Services, LLC (“EPGS”)to provide certain services.  As announced on an Form 8-K filing on July 9, 2008, ADS will acquire an 80.5% ownership interest in EPGS, an information technology services provider,  from EPTS.  Certain services that were previously provided by the Company when EPGS was an integral part of the operations of the Company are planned to continue under the MSA, including and not limited to administrative, corporate, information technology, engineering and other services ("Services").

The MSA is for the period from July 2, 2008 through June 30, 2011 and shall automatically be renewed for three year terms unless otherwise terminated under terms provided in the agreement.  EPGS will receive and the Company will provide the Services pursuant to the Statements of Work described in Exhibits B, C, D, E, and F.  The obligations of each party and the fees to be paid by EPGS for the services provided by the Company are contained in the Exhibits.  In the event that the Company fails to timely provide the Services, EPGS has available certain remedies including terminating the agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10-72 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d) Exhibits:

Exhibit Number	Description

10.72	Master Services Agreement between En Pointe Technologies, Inc. and En Pointe Technologies Sales, Inc. and En Pointe Global Services, LLC, dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

September 2, 2008	By:	/s/ Robert A. Mercer____________
Name: Robert A. Mercer
Title: Corporate Secretary